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                       [KECK, MAHIN & CATE LETTERHEAD]

     08578-038


     (312) 634-7700



                                  Exhibit 5.1


                               September 12, 1996



Intercargo Corporation
1450 East American Lane
Schaumburg, Illinois 60173



Ladies and Gentlemen:


     We are acting as special counsel in connection with the registration under the Securities Act of 1933, as amended ("Act"), of 400,000 shares of common stock, $1.00 par value per share (the "Shares") of Intercargo Corporation, a Delaware corporation ("Company"). A registration statement on Form S-8 ("Registration Statement") is being filed under the Act with respect to the offering of the Shares.

     In connection with the offering of the Shares, we have examined:

      (i) the 1987 Non-Qualified and Incentive Stock Option Plan of Intercargo Corporation (As Amended and Restated) (the "Plan") which is incorporated by reference as Exhibit 4.4 to the Registration Statement;

      (ii) the Registration Statement including the remainder of the exhibits thereto; and

      (iii) such other documents as we deem necessary to form the opinions hereinafter expressed.

As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

     Our opinion assumes that:

      (a) The pertinent provisions of such blue sky and securities laws as may be applicable have been complied with; and

      (b) the Shares are issued in accordance with the terms of the Plan.

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Intercargo Corporation
September 12, 1996
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     Based and relying solely upon the foregoing, we advise you that, in our opinion, the Shares, or any portion thereof, to the extent such Shares represent original issuances by the Company, when issued pursuant to the Plan after the Registration Statement has become effective under the Act, will be validly issued, fully paid and non-assessable.


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                                  Very truly yours,

                                                  KECK, MAHIN & CATE


                                                  /S/ Keck, Mahin & Cate
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